UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2018

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

Lead Director

On May 8, 2018, the Board of Directors (the “Board”) of HNI Corporation (the “Corporation”) re-elected Larry B. Porcellato as Lead Director of the Corporation for a second term of one (1) year, commencing May 8, 2018, or until his replacement is elected.  For his services as Lead Director, Mr. Porcellato will receive an annual retainer of $19,000 in addition to the annual retainer paid to Mr. Porcellato as a member of the Board.  Mr. Porcellato currently is a member of the Audit Committee of the Board and has been a Director of the Corporation since 2004.

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Shareholders, the proposals listed below were submitted to a vote of the shareholders. The proposals are described in the Proxy Statement. As of March 9, 2018, the record date for the 2018 Annual Meeting, there were 43,442,707 outstanding shares of Common Stock eligible to vote, and 39,724,967 shares were present in person or represented by proxy at the 2018 Annual Meeting.

Proposal No. 1 – Election of Directors. The Corporation’s shareholders approved three nominees for election to the Board for a term expiring at the Corporation’s 2021 Annual Meeting of Shareholders with votes as follows:

Director	% For[1]	For	Against	Abstain	Broker Non-Votes
Stan A. Askren	97.18%	35,031,541	1,014,551	93,643	3,585,232
Mary A. Bell	97.69%	35,204,752	830,368	104,615	3,585,232
Ronald V. Waters, III	97.72%	35,209,991	818,947	110,797	3,585,232
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

The Corporation’s other Directors: (i) Mary K.W. Jones, Jeffrey D. Lorenger, Larry B. Porcellato and Abbie J. Smith continue to serve as directors for terms ending at the Corporation’s 2019 Annual Meeting of Shareholders; and (ii) Miguel M. Calado, Cheryl A. Francis, John R. Hartnett and Brian E. Stern continue to serve as directors for terms ending at the Corporation’s 2020 Annual Meeting of Shareholders.

Proposal No. 2 – Ratification of KPMG LLP as the Corporation’s Independent Registered Public Accountant for Fiscal 2018. The Corporation’s shareholders ratified the selection of KPMG LLP as the Corporation’s independent registered public accountant for the fiscal year ending December 29, 2018 with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
99.30%	39,343,608	275,944	105,415	-0-
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law).

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation. The Corporation’s shareholders approved, on an advisory basis, the compensation awarded by the Corporation to its Named Executive Officers as disclosed in the Proxy Statement with votes as follows:

% For[1]	For	Against	Abstain	Broker Non-Votes
95.51%	33,775,937	1,587,569	776,229	3,585,232
1Percentage of votes cast, which excludes abstentions (in accordance with Iowa law) and broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI Corporation

Date: May 9, 2018             By:/s/ Steven M. Bradford
Steven M. Bradford
Senior Vice President, General Counsel and Secretary